Exhibit 23.9

CONSENT OF DIRECTOR NOMINEE

I hereby consent to being named in the Registration Statement on Form S-11 of American Capital Mortgage Investment Corp. (the “Company”), and to serve as a director of the Company.

Dated: May 13, 2011

Signature

/S/ ALVIN N. PURYEAR
Alvin N. Puryear